UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2018 (November 2, 2018)

CoreCivic, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-16109	62-1763875
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 Burton Hills Boulevard,

Nashville, Tennessee 37215

(Address of principal executive offices) (Zip Code)

(615) 263-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Directors.

On November 2, 2018, the Board of Directors of CoreCivic, Inc., a Maryland corporation (the “Company”), in accordance with the Company’s Ninth Amended and Restated Bylaws, expanded the size of the Company’s Board of Directors (the “Board”) to eleven members and appointed Mr. Devin I. Murphy (“Mr. Murphy”) to serve as a member of the Board, effective November 6, 2018, until the Company’s 2019 Annual Meeting of Stockholders and until his successor is duly elected and qualified. The Board has determined that Mr. Murphy is independent within the meaning of the New York Stock Exchange listing standards as currently in effect. There were no arrangements or understandings between Mr. Murphy and any other persons pursuant to which he was selected as a director. In addition, Mr. Murphy is not a party to any transaction, or any proposed transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Murphy will be compensated in accordance with the Company’s previously disclosed compensation programs for non-employee directors as described in the Proxy Statement on Schedule 14A for the Company’s 2018 Annual Meeting of Stockholders. Mr. Murphy will serve on the Audit Committee of the Board.

Mr. Murphy, age 58, is Chief Financial Officer, Treasurer and Secretary of Phillips Edison & Company, an owner and operator of grocery anchored shopping centers. He previously served as Vice Chairman of Investment Banking at Morgan Stanley. He began his real estate career in 1986 when he joined the real estate group at Morgan Stanley as an associate. Prior to rejoining Morgan Stanley in June 2009, Mr. Murphy was a managing partner of Coventry Real Estate Advisors, a real estate private equity firm, which sponsors institutional investment funds that acquire and develop retail properties. Before joining Coventry, Mr. Murphy served as global head of real estate investment banking for Deutsche Bank Securities, Inc. Mr. Murphy was with Morgan Stanley for 15 years before joining Deutsche Bank. He held a number of senior positions at Morgan Stanley including co-head of U.S. real estate investment banking and head of the private capital markets group. Mr. Murphy is an advisory director of Hawkeye Partners, a real estate private equity firm headquartered in Austin, Texas, and of Trigate Capital, a real estate private equity firm headquartered in Dallas, Texas.

In connection with Mr. Murphy’s appointment to the Board, the Company intends to enter into an Indemnification Agreement (the “Indemnification Agreement”) with Mr. Murphy substantially in the form disclosed in the Company’s public filings and previously approved by the Board, as referenced below. Pursuant to the terms of the Indemnification Agreement, the Company will be required to indemnify and advance expenses to Mr. Murphy to the maximum extent permitted by Maryland law, except as otherwise provided in the Indemnification Agreement, if he is or is threatened to be made a party to a proceeding by reason of his status as a director of the Company. The foregoing description of the Indemnification Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Indemnification Agreement, a copy of which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on August 18, 2009 and which is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure

On November 2, 2018, the Company issued a press release announcing the appointment of Mr. Murphy to the Board. A copy of the press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	The following exhibits are filed as part of this Current Report:

Exhibit 99.1 –	Press Release dated November 2, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: November 5, 2018	CORECIVIC, INC.

	By:	/s/ David Garfinkle
David Garfinkle Executive Vice President and Chief Financial Officer